As filed with the Securities and Exchange Commission on November 16, 1995
                                                  Registration No. 33-________
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ----------------
                                Unit Corporation
               (Exact name of registrant as specified in its charter)
            Delaware                                      73-1283193
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                      Identification No.)
                            1000 Kensington Tower I
                                7130 South Lewis
                                 Tulsa, Oklahoma                   74136
                    (Address of Principal Executive Offices)     (Zip Code)
                                   __________
                                Unit Corporation
                              Amended and Restated
                               Stock Option Plan
                            (Full title of the plan)

                              Mark E. Schell, Esq.
                         Secretary and General Counsel
                               Unit Corporation
                             1000 Kensington Tower I
                               7130 South Lewis
                             Tulsa, Oklahoma 74136
                     (Name and address of agent for service)

                                (918) 493-7700
           (Telephone number, including area code, of agent for service)
                               ----------------
                       CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed           Proposed
  Title of          Amount    maximum offering   maximum aggregate   Amount of
Securities to       to be         price per          offering      registration
be registered    registered(1)     unit(2)           price(2)        fee(1)(2)
________________________________________________________________________________
Common Stock
 par value         500,000         $3.9375         $1,968,750        $393.75
$.20 per share     shares
================================================================================
(1) The number of shares of Common Stock is the number of additional shares deliverable upon the exercise of options which have been or may be granted pursuant to the Amended and Restated Stock Option Plan. This Registration statement also covers such indeterminable additional number of shares as may become so deliverable as a result of any future adjustments in accordance with the terms of said plan.






(2) Calculated solely for the purpose of determining the registration fee, and based upon $3.9375 per share, representing the average high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on November 9, 1995 (a date five business days prior to this filing).
                               ----------------
Two prior registration statements, No. 33-19652, filed on January 14, 1988, and No. 33-44103, filed on November 9, 1991, cover the previous 1,000,000 shares of Common stock authorized pursuant to the Plan. This current registration statement covers an additional 500,000 shares of Common stock subsequently authorized for the Plan.
================================================================================

Incorporation By Reference
--------------------------
     This Registration Statement on Form S-8 relates to an additional 500,000 shares of the Common Stock of Unit Corporation, a Delaware corporation (the "Registrant"), subject to the Registrant's Amended and Restated Stock Option Plan (the "Plan"). There are two (2) effective registration statements on Form S-8, File No. 33-9652, filed January 14, 1988, and File No. 33-44103, filed November 19, 1991, for the balance of the shares of Common Stock subject to the Plan. The Plan was amended to increase the number of shares of Common Stock available thereunder from 1,000,000 to 1,500,000 shares and to extend the expiration date thereof to May 30, 2000. Pursuant to Note E to General Instructions to Form S-8, the contents of both prior registration statements are hereby incorporated herein by reference.

                                    PART II

Item 5. Interests of Named Experts and Counsel

     Mark E. Schell, Secretary and General Counsel of the Registrant, is the beneficial owner of 17,398 shares of Common Stock and has options to acquire an additional 45,000 shares of Common Stock.

Item 8. Exhibits.

     The following instruments are included as exhibits to this Registration Statement.

     4.1 Unit Corporation Amended and Restated Stock Option Plan (incorporated by reference to Appendix "A" to Registrant's definitive Proxy Statement dated March 27, 1995 with respect to Registrant's 1995 Annual Meeting of Stockholders held on May 3, 1995.

     5. Opinion of Counsel as to the legality of the shares of Common Stock being registered.

     15.   Letter re: Unaudited Interim Financial Information

     23.1  Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     23.2  Consent of Mark E. Schell, Esq. (included in Exhibit 5).

     24 Power of Attorney (included on the signature page of this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 16, 1995.

                                        UNIT CORPORATION




                                   By:   /s/      John G. Nikkel
                                        ----------------------------
                                        John G. Nikkel
                                        President, Chief Operating
                                        Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned Directors and Officers of Unit Corporation, do hereby constitute and appoint Mr. John G. Nikkel and Mr. Mark E. Schell, or either of them, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as Directors and Officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicted below, any and all amendments (including post-effective amendments) hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that the said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

     Name                             Title                       Date
     ----                             -----                       ----
/s/ King P. Kirchner     Chairman of the Board,             November 16, 1995
----------------------   Chief Executive Officer and
    King P. Kirchner     Director ( Principal Executive
                         Officer)

/s/ John G. Nikkel       President, Chief Operating         November 16, 1995
----------------------   Officer and Director
    John G. Nikkel

/s/ Larry D. Pinkston    Vice President, Treasurer          November 16, 1995
----------------------   and Chief Financial Officer
    Larry D. Pinkston    (Principal Financial Officer)

/s/ Stanley W. Belitz    Controller                         November 16, 1995
----------------------   (Principal Accounting Officer)
    Stanley W. Belitz

/s/ Don Bodard           Director                           November 16, 1995
----------------------
    Don Bodard

/s/ John H. Williams     Director                           November 16, 1995
----------------------
    John H. Williams

                         Director                           November 16, 1995
----------------------
    John Zink

                         Director                           November 16, 1995
----------------------
    Don Cook

/s/ O. Earle Lamborn     Sr. Vice President                 November 16, 1995
----------------------   and Director
    O. Earle Lamborn

                         Director                           November 16, 1995
----------------------
    William B. Morgan